Exhibit 99.1

TELETECH ANNOUNCES FOURTH QUARTER AND FULL YEAR
2012 FINANCIAL RESULTS

Fourth Quarter Revenue of $295 Million;

Fourth Quarter Fully Diluted Earnings Per Share Grows 36 Percent to 38 Cents;
Guides to Revenue and Profit Growth in 2013

ENGLEWOOD, Colo., February 26, 2013 — TeleTech Holdings, Inc. (NASDAQ: TTEC), a leading global provider of technology-enabled customer experience solutions, today announced financial results for the fourth quarter and full year ended December 31, 2012.  The Company also filed its Annual Report on Form 10-K with the Securities and Exchange Commission for the year ended December 31, 2012.

“We celebrated our 30 year anniversary in 2012 and attribute our continued success to designing and delivering technology-enabled customer experiences that drive measurable outcomes for our clients,” said Ken Tuchman, TeleTech chairman and chief executive officer. “As customers become more connected and broadcast their experiences across a variety of social networking channels, the quality of the customer experience is having a profound impact on brand loyalty and business performance.  We believe customers are increasingly shaping their attitudes, behaviors and willingness to recommend on the totality of their experience,” continued Tuchman.

“In 2012, we significantly expanded our suite of fully-integrated customer-centric offerings by adding greater data-driven consulting and technology expertise to enable our clients to maximize the lifetime value of their customers,” said Tuchman.  “Our diversified business segments grew to 21 percent of revenue from 17 percent in 2011.  Our strong balance sheet has facilitated our continued investment in scalable, technology-rich offerings that keep us strategically relevant with the increasingly complex customer experience needs of our clients.”

FULL YEAR 2012 FINANCIAL HIGHLIGHTS

•                  2012 revenue was $1.163 billion compared to $1.179 billion in 2011.  The lower revenue was attributable to a $64.2 million reduction from the Company’s previously announced decision to exit certain underperforming business and a negative foreign currency impact of $14.8 million.  Excluding the impact of the above reductions, 2012 revenue grew $62.6 million or 5.3 percent.

•                  Income from operations for 2012 included $26.0 million of net restructuring, asset impairment and acquisition-related charges compared to $5.0 million in 2011.

•                  2012 income from operations was $78.5 million or 6.8 percent of revenue compared to $93.5 million or 7.9 percent of revenue in 2011.  Excluding the restructuring and impairment charges discussed above, 2012 non-GAAP income from operations was $104.5 million or 9.0 percent of revenue compared to $98.5 million or 8.3 percent of revenue in 2011.

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•                  2012 fully diluted earnings per share attributable to TeleTech stockholders was $1.26 compared to $1.28 in 2011.  Excluding restructuring and other items, 2012 non-GAAP fully diluted earnings per share attributable to TeleTech stockholders increased 8.7 percent to $1.37 from $1.26 in 2011.

•                  During 2012 TeleTech signed an estimated $305 million in annualized revenue from both new and expanding client relationships.  Approximately 75 percent represented recurring revenue.

FOURTH QUARTER 2012 FINANCIAL HIGHLIGHTS

•                  Fourth quarter 2012 revenue was $295.3 million compared to $300.5 million in the fourth quarter 2011.  The lower revenue was attributable to a $21.7 million reduction from the Company’s previously announced decision to exit certain underperforming business partially offset by a foreign currency benefit of $2.9 million.  Excluding these items, fourth quarter 2012 revenue grew $13.6 million or 4.5 percent.

•                  Income from operations for the fourth quarter 2012 included $2.2 million of net restructuring charges.

•                  Fourth quarter 2012 income from operations was $26.0 million or 8.8 percent of revenue compared to $20.8 million or 6.9 percent of revenue in the fourth quarter 2011.  Excluding the net restructuring charges discussed above, fourth quarter 2012 non-GAAP income from operations grew $6.0 million or 27.0 percent to $28.2 million or 9.5 percent of revenue.

•                  Fourth quarter 2012 fully diluted earnings per share attributable to TeleTech stockholders grew 35.7 percent to 38 cents compared to 28 cents in the fourth quarter 2011.  Excluding restructuring and other items, fourth quarter 2012 non-GAAP fully diluted earnings per share attributable to TeleTech stockholders increased 31.0 percent to 38 cents from 29 cents in the year-ago quarter.

•                  During the fourth quarter 2012 TeleTech signed an estimated $75 million in annualized revenue from both new and expanding client relationships.  Approximately 75 percent represented recurring revenue.

STRONG BALANCE SHEET CONTINUES TO FUND OPERATIONS, SHARE REPURCHASES AND STRATEGIC ACQUISITIONS

•                  As of December 31, 2012, TeleTech had cash and cash equivalents of $164.5 million, $119.5 million of debt, resulting in net cash of $45.0 million.

•                  TeleTech had approximately $388 million of additional borrowing capacity available under its revolving credit facility as of December 31, 2012.  This provides TeleTech with the continued

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financial flexibility to fund organic growth, share repurchases and accretive acquisitions.

•                  Cash flow from operations in the fourth quarter 2012 was $43.5 million compared to $74.3 million in the fourth quarter 2011. The decrease was primarily due to the timing of certain working capital items.

•                  Capital expenditures in the fourth quarter 2012 were $7.4 million compared to $17.1 million in the fourth quarter 2011.

•                  TeleTech repurchased 1.5 million shares of common stock during the fourth quarter 2012 for a total cost of $26.0 million.  As of December 31, 2012, there was $25.4 million authorized for future share repurchases.

SEGMENT REPORTING

To provide clarity as to the financial profile and performance of TeleTech’s primary businesses, TeleTech reports financial results for the following four business segments: Customer Management Services (CMS), Customer Growth Services (CGS), Customer Technology Services (CTS) and Customer Strategy Services (CSS).

Beginning in the fourth quarter 2012, TeleTech allocated its previously reported corporate expenses to the above four business segments and has reflected this change in the historic periods for comparison purposes.  Financial highlights for the segments are provided below.

Customer Management Services (CMS) — Customer Experience Delivery Solutions

•                  CMS fourth quarter 2012 revenue was $235.5 million, representing approximately 80 percent of total fourth quarter 2012 revenue, compared to $240.7 million in the fourth quarter 2011.  The lower revenue was attributable to a $21.7 million reduction from the Company’s previously announced decision to exit certain underperforming business partially offset by a foreign currency benefit of $3.1 million.  Excluding these items, revenue increased by 5.6 percent.

•                  CMS fourth quarter 2012 and 2011 income from operations included $2.2 million and $1.3 million of net restructuring and impairment charges, respectively.

•                  CMS fourth quarter 2012 income from operations was $21.8 million or 9.3 percent of revenue, compared to 6.0 percent of revenue in the fourth quarter 2011.  Excluding the above charges, CMS fourth quarter 2012 non-GAAP income from operations was $24.0 million or 10.2 percent of revenue compared to $15.7 million or 6.5 percent in the year-ago quarter.  The higher fourth quarter 2012 operating margin was primarily related to exiting underperforming business including an increase in capacity utilization for its multi-client centers to 79 percent from 72 percent in the year-ago quarter.

Customer Growth Services (CGS) — Technology-Enabled Revenue Generation Solutions

•                  CGS fourth quarter 2012 revenue grew 4.9 percent to $25.4 million, representing approximately 9 percent of total fourth quarter 2012 revenue, compared to $24.2 million in the fourth quarter 2011.

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•                  CGS fourth quarter 2012 income from operations was $0.8 million or 3.3 percent of revenue, compared to $2.0 million or 8.1 percent of revenue in the fourth quarter 2011.  The lower operating margin was primarily attributable to increased investments during 2012 in CGS’s rebranding initiatives and its digital platform.

Customer Technology Services (CTS) — Hosted and Managed Technology Solutions

•                  CTS fourth quarter 2012 revenue was $24.0 million compared to $27.8 million in the year-ago period, representing approximately 8 percent of total fourth quarter 2012 revenue.

•                  CTS fourth quarter 2012 income from operations was $4.6 million or 19.3 percent of revenue, compared to $4.4 million or 16.0 percent of revenue in the fourth quarter 2011.

•                  The revenue decline was attributable to higher product sales in the year-ago quarter while the operating margin increase was due to higher recurring revenue from managed services.

Customer Strategy Services (CSS) — Customer Experience Strategy and Data Analytics Solutions

•                  CSS fourth quarter 2012 revenue grew 32.0 percent to $10.4 million compared to $7.9 million in the fourth quarter 2011.

•                  CSS fourth quarter 2012 income from operations was a loss of ($1.3) million compared to breakeven results in the fourth quarter 2011.  The lower operating margin was primarily related to increased investments in select geographic expansion.

BUSINESS OUTLOOK

•                  TeleTech expects 2013 revenue will grow between 4.5 percent and 6.5 percent to $1.215 billion to $1.240 billion.

•                  TeleTech expects 2013 operating margin will increase from 2012 and range between 9.25 percent and 9.5 percent, before any asset impairment, restructuring or acquisition-related charges.

•                  TeleTech expects 2013 capital expenditures will range between $50 and $60 million.

SEC FILINGS

The Company’s filings with the Securities and Exchange Commission are available in the “Investors” section of TeleTech’s website, which can be found at www.teletech.com.

CONFERENCE CALL

A conference call and webcast with management will be held on Wednesday, February 27, 2013 at 8:30 a.m. Eastern Time. You are invited to join a live webcast of the conference call by visiting the “Investors” section of the TeleTech website at www.teletech.com.  If you are unable to participate during the live webcast, a replay will be available on the TeleTech website through Wednesday, March 13, 2013.

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NON-GAAP FINANCIAL MEASURES

To supplement the Company’s consolidated financial statements presented in accordance with generally accepted accounting principles (GAAP) in the United States, the Company uses the following Non-GAAP financial measures: Free Cash Flow, Non-GAAP Income from Operations, Non-GAAP EBITDA and Non-GAAP EPS. TeleTech believes that providing these Non-GAAP financial measures provides investors with greater transparency to the information used by TeleTech’s management in its financial and operational decision making and allows investors to see TeleTech’s results “through the eyes” of management. TeleTech also believes that providing this information better enables TeleTech’s investors to understand its operating performance and information used by management to evaluate and measure such performance. These financial measures are not intended to be used in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP.  A reconciliation of these Non-GAAP financial measures is available in the financial tables attached to this press release. We also encourage all investors to read our Annual Report on Form 10-K for the year ended December 31, 2012.

ABOUT TELETECH

For 30 years, TeleTech and its subsidiaries have helped the world’s most successful companies design, enable, manage and grow customer value through the delivery of superior customer experiences across the customer lifecycle. As the go-to partner for the Global 1000, the TeleTech group of companies delivers technology-enabled solutions that maximize revenue, transform customer experiences and optimize business processes. From strategic consulting to operational execution, our more than 43,000 employees drive success for clients in the communications and media, financial services, government, healthcare, technology, transportation and retail industries. Through the TeleTech Community Foundation, the Company leverages its innovative leadership to ensure that students in underserved communities around the globe have access to the tools and support they need to maximize their educational outcomes. For additional information, please visit www.teletech.com.

FORWARD-LOOKING STATEMENTS

Statements in this press release that relate to future results and events (including statements about future financial and operating performance) are forward-looking statements based on TeleTech’s current expectations. Actual results and events in future periods could differ materially from those projected in these forward-looking statements because of a number of risks and uncertainties including: achieving estimated revenue from new, renewed and expanded client business as volumes may not materialize as forecasted, especially due to the global economic slowdown; the ability to close and ramp new business opportunities that are currently being pursued or that are in the final stages with existing and/or potential clients; our ability to execute our growth plans, including the successful integration of acquired companies and the sales of new products; the possibility of lower revenue or price pressure from our clients experiencing a business downturn or merger in their business; greater than anticipated competition in the customer management industry, causing adverse pricing and more stringent contractual terms; risks associated with losing or not renewing client relationships, particularly large client agreements, or early termination of a client agreement; the risk of losing clients due to consolidation in the industries we serve; consumers’ concerns or adverse publicity regarding our clients’ products; our ability to find cost-effective locations, obtain favorable lease terms and build or retrofit facilities in a timely and economic manner;

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risks associated with business interruption due to weather, fires, pandemic, or terrorist-related events; risks associated with attracting and retaining cost-effective labor at our delivery centers; the possibility of asset impairments and restructuring charges; risks associated with changes in foreign currency exchange rates; economic or political changes affecting the countries in which we operate; changes in accounting policies and practices promulgated by standard setting bodies; new legislation or government regulation that adversely impacts our tax obligations, health care costs or the customer management industry; service interruptions, security threats or other disruptions at our facilities relating to our computer and telecommunications equipment and software systems; our ability to develop and protect our intellectual property and contractual rights and avoid infringement; disruptions in the supply chain of the Customer Technology Services segment; risks associated with unauthorized disclosure of sensitive or confidential client and customer data; compliance with credit facility covenant restrictions; and our ability to obtain financing and manage counterparty credit risks from financial institutions.  A detailed discussion of these and other risk factors that could affect our results is included in TeleTech’s SEC filings, including our Annual Report on Form 10-K for the year ended December 31, 2012.  The Company’s filings with the Securities and Exchange Commission are available in the “Investors” section of TeleTech’s website, which is located at www.teletech.com.  All information in this release is as of February 26, 2013. The Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

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TELETECH HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(unaudited)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2012	2011	2012	2011

Revenue	$295,261	$300,538	$1,162,981	$1,179,388

Operating Expenses:
Cost of services	212,021	218,088	834,803	848,362
Selling, general and administrative	44,945	50,273	182,634	188,802
Depreciation and amortization	10,126	10,061	41,166	44,889
Restructuring charges, net	2,181	1,353	22,875	3,651
Impairment losses	—	—	2,958	230
Total operating expenses	269,273	279,775	1,084,436	1,085,934

Income From Operations	25,988	20,763	78,545	93,454

Other income (expense)	(1,881)	279	(4,683)	(1,900)

Income Before Income Taxes	24,107	21,042	73,862	91,554

Benefit (provision) for income taxes	(2,969)	(3,797)	61	(13,279)

Net Income	21,138	17,245	73,923	78,275

Net income attributable to noncontrolling interest	(756)	(1,132)	(3,908)	(4,101)

Net Income Attributable to TeleTech Stockholders	$20,382	$16,113	$70,015	$74,174

Net Income Per Share Attributable to TeleTech Stockholders

Basic	$0.38	$0.29	$1.28	$1.31

Diluted	$0.38	$0.28	$1.26	$1.28

Income From Operations Margin	8.8%	6.9%	6.8%	7.9%
Net Income Attributable to TeleTech Stockholders Margin	6.9%	5.4%	6.0%	6.3%
Effective Tax Rate	12.3%	18.0%	(0.1)%	14.5%

Weighted Average Shares Outstanding
Basic	53,262	56,309	54,738	56,669
Diluted	54,196	57,500	55,540	57,963

TELETECH HOLDINGS, INC. AND SUBSIDIARIES

SEGMENT INFORMATION

(In thousands)

(unaudited)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2012	2011	2012	2011

Revenue:
Customer Management Services	$235,456	$240,657	$923,774	$983,627
Customer Growth Services	25,399	24,210	100,772	95,629
Customer Technology Services	23,997	27,785	96,848	66,978
Customer Strategy Services	10,409	7,886	41,587	33,154
Total	$295,261	$300,538	$1,162,981	$1,179,388

Income (Loss) From Operations:
Customer Management Services	$21,833	$14,346	$60,271	$71,945
Customer Growth Services	849	1,955	2,258	6,387
Customer Technology Services	4,625	4,443	15,714	13,652
Customer Strategy Services	(1,319)	19	302	1,470
Total	$25,988	$20,763	$78,545	$93,454

TELETECH HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands)

	December 31,	December 31,
	2012	2011

ASSETS
Current assets:
Cash and cash equivalents	$164,485	$156,371
Accounts receivable, net	251,206	243,636
Other current assets	87,853	78,275
Total current assets	503,544	478,282

Property and equipment, net	112,276	100,321
Other assets	231,353	168,375

Total assets	$847,173	$746,978

LIABILITIES AND EQUITY
Total current liabilities	$171,405	$170,011
Other long-term liabilities	175,431	106,720
Total equity	500,337	470,247

Total liabilities and equity	$847,173	$746,978

TELETECH HOLDINGS, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION

(In thousands, except per share data)

(unaudited)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2012	2011	2012	2011

Reconciliation of Gross Margin:

Revenue	$295,261	$300,538	$1,162,981	$1,179,388
Cost of services	212,021	218,088	834,803	848,362
Gross margin	$83,240	$82,450	$328,178	$331,026

Gross margin percentage	28.2%	27.4%	28.2%	28.1%

Reconciliation of EBIT & EBITDA:

Net Income Attributable to TeleTech stockholders	$20,382	$16,113	$70,015	$74,174
Interest income	(743)	(782)	(2,978)	(3,064)
Interest expense	1,886	1,304	6,696	5,118
(Benefit) provision for income taxes	2,969	3,797	(61)	13,279
EBIT	$24,494	$20,432	$73,672	$89,507

Depreciation and amortization	10,126	10,061	41,166	44,889

EBITDA	$34,620	$30,493	$114,838	$134,396

Reconciliation of Free Cash Flow:

Cash Flow From Operating Activities:
Net income	$21,138	$17,245	$73,923	$78,275
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	10,126	10,061	41,166	44,889
Other	12,245	46,991	(8,169)	(9,365)
Net cash provided by operating activities	43,509	74,297	106,920	113,799

Less - Total Capital Expenditures	7,394	17,144	40,543	38,310

Free Cash Flow	$36,115	$57,153	$66,377	$75,489

Reconciliation of Non-GAAP Income from Operations:

Income from Operations	$25,988	$20,763	$78,545	$93,454
Restructuring charges, net	2,181	1,353	22,875	3,651
Impairment losses	—	—	2,958	230
Acquisition-related expenses	—	57	159	1,123

Non-GAAP Income from Operations	$28,169	$22,173	$104,537	$98,458

Reconciliation of Non-GAAP EPS:

Net Income Attributable to TeleTech stockholders	$20,382	$16,113	$70,015	$74,174
Add: Asset impairment and restructuring charges, net of related taxes	1,584	947	16,681	2,724
Add: Acquisition-related expenses, net of related taxes	—	34	95	674
Add: Changes in judgement for uncertain tax positions recorded in prior periods	(1,305)	(152)	(10,746)	(4,721)

Non-GAAP Net Income Attributable to TeleTech stockholders	$20,661	$16,942	$76,046	$72,851

Diluted shares outstanding	54,196	57,500	55,540	57,963

Non-GAAP EPS Attributable to TeleTech stockholders	$0.38	$0.29	$1.37	$1.26

TELETECH HOLDINGS, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION

(In thousands, except per share data)

(unaudited)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2012	2011	2012	2011

Reconciliation of Non-GAAP EBITDA:

Net Income Attributable to TeleTech stockholders	$20,382	$16,113	$70,015	$74,174
Interest income	(743)	(782)	(2,978)	(3,064)
Interest expense	1,886	1,304	6,696	5,118
Provision for (benefit from) income taxes	2,969	3,797	(61)	13,279
Depreciation and amortization	10,126	10,061	41,166	44,889
Asset impairment and restructuring charges	2,181	1,353	25,833	3,881
Acquisition-related expenses	—	57	159	1,123
Equity-based compensation expenses	3,066	4,294	13,376	15,856

Non-GAAP EBITDA	$39,867	$36,197	$154,206	$155,256